EXHIBIT 23





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Directors
Darden Restaurants, Inc.:

     We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-93854 and 333-41350) and on Form S-8 (Nos. 333-57410,
333-91579,  333-69037,  333-105056,  333-106278,  333-124363 and  333-122560) of
Darden Restaurants, Inc. of our reports dated July 28, 2005, relating to the consolidated balance sheets of Darden Restaurants, Inc. and subsidiaries as of May 29, 2005 and May 30, 2004, and the related consolidated statements of earnings, changes in stockholders' equity and accumulated other comprehensive income (loss), and cash flows for each of the fiscal years in the three-year period ended May 29, 2005, management's assessment of the effectiveness of internal control over financial reporting as of May 29, 2005, and the effectiveness of internal control over financial reporting as of May 29, 2005, which reports are incorporated by reference to the Registrant's 2005 Annual Report to Shareholders filed as an exhibit to this Annual Report on Form 10-K of Darden Restaurants, Inc.

                                  /s/ KPMG LLP

Orlando, Florida
July 28, 2005